EXHIBIT 21.

                             SUNCOAST NATURALS, INC.
                   (LIST OF SUBSIDIARIES AS OF AUGUST 4, 2003)

Parent Company
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Suncoast Naturals, Inc. (A Delaware Corporation)
5422 Carrier Drive
Orlando, FL  32819
(407) 226-8889


Subsidiaries
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60% Owned
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Caribbean Pacific Natural Products, Inc. (A Delaware Corporation)
Suncoast Naturals, Inc. (A Delaware Corporation)
5422 Carrier Drive
Orlando, FL  32819
(407) 226-8889


100% Owned
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CP Suncoast Manufacturing, Inc. (A Delaware Corporation)
Suncoast Naturals, Inc. (A Delaware Corporation)
5422 Carrier Drive
Orlando, FL  32819
(407) 226-8889